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                                                                   EXHIBIT 4.112

Prepared by and return to:

Clifford Chance US LLP
200 Park Avenue
New York, New York 10166
Attn:  Dawn E. Goldberg, Esq.

                                                           TROUP COUNTY, GEORGIA

    INDEMNITY LEASEHOLD DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS,
           SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING

                  THIS LEASEHOLD DEED TO SECURE DEBT (this "Instrument") entered into as of the 15th day of May, 2003 but effective as of the 19th day of May, 2003 by MARCONI COMMUNICATIONS, INC. (formerly known as Reltec Corporation), a Delaware corporation ("Grantor"), having an address at c/o Marconi Corporation plc, One Bruton Street, London W1J 6AQ United Kingdom, for the use and benefit of THE LAW DEBENTURE TRUST CORPORATION p.l.c., a public limited company organized under the laws of England and Wales, as Security Trustee for the Secured Creditors (as defined in the Intercreditor Agreement) (together with any co-trustee, co-agent or other entity appointed pursuant to clause 16 of the Intercreditor Agreement (as defined below)) ("Grantee") under the Security Trust and Intercreditor Deed dated the date hereof and made among Marconi Corporation plc as Issuer; Beneficiary; the persons listed in Schedule 1 thereto as Guarantors; Law Debenture Trust Company of New York as Senior Note Trustee; JPMorgan Chase Bank as Junior Note Trustee; HSBC Bank plc as New Bonding Facility Agent; The Bank of New York as Depositary, Paying Agent and Registrar; the persons listed in Part A Schedule 2 thereto as Intra-Group Creditors; the persons listed in Part B Schedule 2 thereto as Intra-Group Borrowers and the persons listed in Schedule 3 thereto as New Bonding Facility Banks (as amended, modified or supplemented from time to time, the "Intercreditor Agreement"), having an address at Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

                              W I T N E S S E T H:

                  WHEREAS, Grantor is a United States wholly-owned subsidiary of Marconi Corporation, plc (the "Issuer"), which is the Issuer under the Indentures, the Notes and the New Bonding Facility Agreement;

----------------------------------
THIS INSTRUMENT SECURES THE OBLIGATIONS OF GRANTOR UNDER A GUARANTY AND DOES NOT SECURE A LONG TERM NOTE OR INDEBTEDNESS. ACCORDINGLY, O.C.G.A. 48-6-61 DOES NOT APPLY AND NO INTANGIBLES TAX IS DUE.

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                  WHEREAS, as of the date hereof and in favor of Grantee,
Grantor has entered into a Guarantee of the Senior Notes and Senior Note Indenture, a Guarantee of the Junior Notes and the Junior Note Indenture and a Composite Guarantee of certain other obligations under the Relevant Documents, including the New Bonding Facility Agreement (collectively, the "Guarantees"), pursuant to which Grantor has agreed to guarantee the "Guaranteed Obligations" (as such term is defined in each of the Guarantees) and has agreed to secure the Guaranteed Obligations and other obligations;

                  WHEREAS, Grantor has received substantial benefit from the loans made under the Indentures, the New Bonding Facility Agreement and the other Relevant Documents;

                  WHEREAS, although Grantor will obtain certain benefits from the "Obligations", Grantor is not a direct obligor of the Secured Obligations (as defined in the Intercreditor Agreement) but is solely a guarantor of such Secured Obligations under each and every document creating or securing such Secured Obligations, including, without limitation, each of the Relevant Documents;

                  WHEREAS, Grantor is the lessee under that certain Lease Agreement (the "IDA Lease") dated as of November 1, 1996 by and between Development Authority of La Grange, Georgia, as issuer, and Grantor (successor-in-interest to Reltec Corporation), as lessee, which IDA Lease was recorded on November 26, 1996 in Deed Book 742, Page 70, Troup County, Georgia Records, with regard to the real estate (the "Land") further described on Exhibit "A" attached hereto, located in Troup County, Georgia (the "State"); and

                  WHEREAS, Grantee and the Secured Creditors have required that Grantor execute and deliver this Instrument (i) in order to secure the prompt and complete payment, observance and performance of all of the Secured Obligations (as defined below) and (ii) as a condition precedent to Grantee and the Secured Creditors entering into the Relevant Documents.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                 GRANTING CLAUSE

                  To secure the payment in full of the Secured Obligations (as hereinafter defined), Grantor has bargained, sold, given, granted and conveyed and does hereby bargain, sell, grant, remise, release, and convey, mortgage and warrant to Grantee, its successors and assigns, with the power of sale, and grant a security interest to Grantee, its successors and assigns, in and to its interest in the following real and personal property which Grantor may now have or hereafter acquire (collectively, the "Mortgaged Property"):

                  All improvements, buildings and structures on the Land of every nature whatsoever (herein collectively called the "Improvements").

                  TOGETHER WITH all of Grantor's right, title and interest in the IDA Lease and the leasehold estate conveyed thereby (the "Leasehold Estate").

                  TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Grantor may now have or hereafter acquire in and to (a) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, air rights, development rights, water courses, water rights and powers, and public places adjoining said Land, and any other interests in property constituting appurtenances to the

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Land or Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto and (b) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Improvements and all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to, or of any rights and interests described in subparagraph (a) above and this subparagraph (b) (hereinafter collectively called the "Property Rights").

                  TOGETHER WITH all additional lands, estates and development rights hereafter acquired by Grantor for use in connection with and the development of the Land, the Improvements or the Property Rights and all additional lands and estates therein which may, from time to time, by supplemental deed to secure debt or otherwise, be expressly made subject to the lien of this Instrument.

                  TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest which Grantor may now or hereafter acquire in and to fixtures and appurtenances of every nature whatsoever now or hereafter located in, on or attached to, and used or intended to be used in connection with, or with the operation of, the Land and Improvements, including, but not limited to, (a) all apparatus, machinery, and equipment of Grantor; (b) all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to or of any of the foregoing (the items described in the foregoing (a) and (b) being the "Fixtures"); and (c) all personal property and equipment of every nature whatsoever now or hereafter located in or on the Land, including, but not limited to, (i) all screens, window shades, blinds, wainscoting, storm doors and windows, floor coverings, and awnings of Grantor;
(ii) all apparatus, machinery, equipment and appliances of Grantor not included as Fixtures; (iii) all items of furniture, furnishings, and personal property of Grantor; and (iv) all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to or of any of the foregoing
(i)-(iii) (the items described in the foregoing (i)-(iv) and any other personal property referred to in this paragraph being the "Personal Property") and in and to the proceeds of the Personal Property. It is mutually agreed, intended and declared that the Improvements and all of the Property Rights and Fixtures owned by Grantor (referred to collectively herein as the "Real Property") shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Instrument to be real estate and covered by this Instrument. It is also agreed that if any of the property herein conveyed is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code as enacted by the State ("UCC"), this Instrument shall constitute a security agreement, fixture filing and financing statement, and Grantor agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments Grantee may require from time to time to perfect or renew such security interest under the UCC. To the extent permitted by law,
(x) all of the Fixtures are or are to become fixtures on the Land; and (y) this Instrument, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture-filing" within the meaning of Sections 9-334 and 9-502 of the UCC. Subject to the terms and conditions of the Intercreditor Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general law, or, as to that part of the security in which a security interest may be perfected under the UCC, by the specific statutory consequences now or hereafter enacted and specified in the UCC, all at the Grantee's sole election.

                  TOGETHER WITH all the estate, right, title and interest of the Grantor, in and to all (i) judgments, insurance proceeds, unearned premiums, awards of damages and settlements, and any interest thereon, resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, the Personal Property or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Real Property, the Personal Property or any part thereof; and (subject to the terms of the Intercreditor Agreement) the Grantee is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor, and to apply the

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same as provided in the Intercreditor Agreement; (ii) contract rights, general intangibles, actions and rights in action, relating to the Real Property or the Personal Property, including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property or the Personal Property; and (iii) proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property or the Personal Property. (The rights and interests described in this paragraph shall hereinafter be collectively called the "Intangibles.")

                  As additional security for the Secured Obligations, Grantor does (i) hereby pledge and assign to Grantee from and after the date hereof (including any period of redemption), primarily and on a parity with said real estate, and not secondarily, all the rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security or as earnest money or as downpayment for the purchase of all or any part of the Real Property or the Personal Property) (the "Rents") under any and all present and future leases, contracts or other agreements relating to the ownership of the Real Property or the Personal Property or to the occupancy of all or any portion of the Real Property and,
(ii) except to the extent such a transfer or assignment is not permitted by the terms thereof (and a consent to the transfer or assignment has not been obtained), does hereby transfer and assign to Grantee all such leases, contracts and agreements (including all Grantor's rights (x) under any contracts for the sale of any portion of the Mortgaged Property and (y) to all revenues and royalties under any oil, gas and mineral leases relating to the Real Property) (the "Leases"). Grantee hereby grants to Grantor the right to collect and use the Rents as they become due and payable under the Leases, but not more than one
(1) month in advance thereof, so long as no Trigger Event shall have occurred, provided that the existence of such right shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Grantor, and any such subsequent assignment shall be subject to the rights of the Grantee under this Instrument. Grantor further agrees to execute and deliver such assignments of leases or assignments of land sale contracts as Grantee may from time to time request solely for the purpose of creating, protecting, perfecting or maintaining an enforceable lien thereon and an enforceable and valid assignment of Leases and Rents. Upon the occurrence of a Trigger Event, (i) the Grantor agrees, upon demand, to deliver to the Grantee all of the Leases with such additional assignments thereof as the Grantee may request and agrees that the Grantee may assume the management of the Real Property and collect the Rents (provided that such assumption of management may be done solely to the extent necessary to collect the Rents in the event of a Material Default), applying the Rents upon the Secured Obligations (as defined below) in the manner provided in the Intercreditor Agreement, and (ii) the Grantor hereby authorizes and directs all tenants, purchasers or other persons occupying or otherwise acquiring any interest in any part of the Real Property to pay the Rents due under the Leases to the Grantee upon request of the Grantee. Grantor hereby appoints Grantee as its true and lawful attorney-in-fact to manage said property and collect the Rents, with full power to bring suit for collection of the Rents and possession of the Real Property (provided such possession shall be taken solely to the extent necessary to collect such Rents in the event of a Material Default), giving and granting unto said Grantee and unto its agent or attorney full power coupled with an interest and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the protection of the security hereby conveyed (provided that such acts shall be limited to those necessary to collect the Rents in the event of a Material Default); provided, however, that (i) this power of attorney and assignment of Rents shall not be construed as an obligation upon said Grantee to make or cause to be made any repairs that may be needful or necessary, and (ii) Grantee agrees that so long as no Trigger Event shall have occurred, Grantee shall permit Grantor to perform the aforementioned management responsibilities. Upon Grantee's receipt of the Rents, at Grantee's option, it may: (i) pay charges for collection hereunder, costs of necessary repairs and other costs requisite and necessary during the continuance of this power of attorney and assignment of Rents, (ii) pay general and special taxes, insurance premiums, and, thereafter, (iii) distribute the balance of the Rents pursuant to the provisions of the Intercreditor Agreement. This power of attorney and assignment of rents shall be irrevocable until this Instrument shall have been satisfied and released of record and the releasing or reconveyance of this

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Instrument shall act as a revocation of this power of attorney and assignment of rents. Subject to Grantee's grant to Grantor of the collection and use of the Rents set forth above, Grantee shall have and hereby expressly reserves the right and privilege (but assumes no obligation) to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with the provisions of the Intercreditor Agreement. For purposes of this Instrument, a "Trigger Event" shall mean (i) an Enforcement Event or (ii) a "Material Default" which for purposes of this Instrument shall mean any event that is (A) an Insolvency Event which is also an Event of Default or (B) any Event of Default that the Instructing Trustee notifies and instructs the Grantee to act in response to pursuant to the Intercreditor Agreement. Notwithstanding anything herein, upon an Enforcement Event, Grantee shall have the absolute right and option to exercise any and all rights and remedies provided for in this Instrument and available at law or in equity.

                  As used herein, "Secured Obligations" means all present and future indebtedness, liabilities and obligations (for the avoidance of doubt, including any liabilities and obligations that have been cash-collateralized by the Grantor), at any time of Grantor under the Guarantees (including this Instrument), including any liability in respect of any further advances, if any, made under the Guarantees, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:
(1) any refinancing, novation, deferral or extension; (2) any obligation relating to any increase in the amount of such obligations; (3) any claim for damages or restitution; and (4) any claim as a result of any recovery by Grantor of a payment or discharge, or non-allowability, on the grounds of preference; and any amounts that would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings (including interest accruing after the commencement of any insolvency or other proceedings).

                  Nothing herein contained shall be construed as constituting the Grantee or any of its Delegates or any of the Secured Creditors a mortgagee-in-possession in the absence of the taking of actual possession of the Mortgaged Property by the Grantee or any of its Delegates or any of the Secured Creditors. Nothing contained in this Instrument shall be construed as imposing on Grantee any of the obligations of the lessor under any lease of the Mortgaged Property in the absence of an explicit assumption thereof by Grantee. In the exercise of the powers herein granted the Grantee, no liability shall be asserted or enforced against the Grantee, all such liability being expressly waived and released by Grantor.

                  TO HAVE AND TO HOLD the Mortgaged Property and all parts, rights, members and appurtenances thereof, to the use, benefit, and behoof of Grantee and the successors and assigns of Grantee for the benefit of its successors and assigns, IN LEASEHOLD forever. The conveyance of the Mortgaged Property provided for herein is made upon this special trust. Should the Secured Obligations by this Instrument be paid according to the tenor and effect thereof when the same shall become due and payable and should Grantor satisfy all conditions set forth in Section 5.3 of the Intercreditor Agreement, then this Instrument shall be canceled and surrendered. If, however, a Trigger Event shall have occurred, then Grantee shall be entitled to invoke the remedies provided for in the granting clause above in connection with the assignment of Leases and Rents, and if an Enforcement Event shall have occurred, then Grantee shall, in addition to all other rights and remedies at law or equity provided, be entitled to invoke the remedies provided for in Article IV below including without limitation the right to foreclose this Instrument by judicial proceedings or, at Grantee's election, the right to foreclose this Instrument through exercise of the power of sale herein granted to Grantee. Grantor hereby releases and waives all rights under and by virtue of the homestead exemption laws of the State.

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    The following provisions shall also constitute an integral part of this
                                  Instrument:

                                    ARTICLE I

                                   [Reserved]

                                   ARTICLE II

                              COVENANTS OF GRANTOR

         Section 2.01.     [Reserved]

         Section 2.02. Leases Affecting the Real Property. All future lessees under any Lease of the Real Property, or any part thereof, made after the date of recording of this Instrument shall, at Grantee's option and without any further documentation, attorn to Grantee as lessor if for any reason Grantee becomes lessor thereunder, and, thereafter, upon demand, to pay Rent to Grantee, and Grantee shall not be responsible under such Lease for matters arising prior to Grantee becoming lessor thereunder. In respect of each Lease which may be entered into on or after the date hereof, the lien and estate, as well as the provisions, terms and conditions of each Lease shall in all respects be subordinate and junior to the lien of this Instrument.

         Section 2.03.     The IDA Lease.

                  (a) Upon Grantee's request, Grantor will execute any reasonable modification of the IDA Lease consented to in writing by the lessor at Grantee's request for the purpose of maintaining or preserving Grantee's lien on the Mortgaged Property (provided that such modification does not increase Grantor's obligations or liabilities under the IDA Lease or this Instrument); and

                  (b) There shall be no merger of the IDA Lease or of the Leasehold Estate (except as provided in the IDA Lease) of any building, building service equipment or other improvement now or hereafter constituting a portion of the Mortgaged Property, with the fee estate of the owner or owners of the land and premises described in the IDA Lease, by reason of the fact that the IDA Lease or the leasehold interest created thereby, or any interest in any such building, equipment or other improvements, may be held by or for the account of any person or persons who shall be the owner or owners of such fee estate in said land and premises, unless and until all persons at the time having an interest in the fee estate in said land and premises and all persons, including Grantee, at the time having an interest in the IDA Lease, leasehold estate, buildings, equipment and improvements, shall join in a written instrument effecting such merger and shall duly record the same.

         Section 2.04. Further Assurances. Grantor, at its sole cost and expense, shall (i) upon request of Grantor promptly correct any defect or error which may be discovered in this Instrument or any financing statement or other document relating hereto solely to the extent necessary to create, effectuate, complete, perfect, continue or preserve the lien of this Instrument on the Mortgaged Property, and (ii) promptly execute, acknowledge, deliver, record and re-record, register and re-register, and file and re-file this Instrument, any amendment to this Instrument and any financing statements or other documents which Grantee may request in writing from time to time (all in form and substance reasonably satisfactory to Grantee) in order (A) to create, effectuate, complete, perfect, continue or preserve the lien of this Instrument as a first priority lien on the Mortgaged Property, whether now owned or hereafter acquired, subject only to the matters set forth on Exhibit B attached hereto and made a part hereof and except for the Permitted Liens (as defined in the Indentures), or (B) to create, effectuate, complete, perfect, continue, preserve or validate any right, power or privilege granted or intended to be granted to the Grantee

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hereunder or otherwise accomplish the purposes of this Instrument. To the extent permitted by law and to the extent that Grantor fails to do so as required hereunder, the Grantor hereby authorizes Grantee to file financing statements or continuation statements covering the Mortgaged Property.

         Section 2.05. Casualty Proceeds. Grantor hereby assigns to Grantee, as additional security, all proceeds or awards of damage resulting from a casualty event or condemnation proceedings or the taking of or injury to the Real Property for public use. All such proceeds or awards paid to Grantee hereunder shall be applied in accordance with the Indentures.

         Section 2.06. Inspections. Grantor hereby authorizes Grantee, its agents, employees and representatives, upon reasonable prior written notice to Grantor (except in an emergency or following the occurrence of any Trigger Event, in which case notice shall not be required) to visit and inspect the Mortgaged Property or any portion(s) thereof, all at such reasonable times and as often as Grantee may reasonably request.

         Section 2.07. Indemnity. Grantor hereby indemnifies Grantee or any person designated by it and keep Grantee or such person designated by it indemnified against any and all costs, claims and liabilities which it may incur as a result of anything done by it as an attorney-in-fact for Grantor in the proper exercise of any of the powers conferred, or purported to be conferred, thereon by this Instrument unless such cost, claim or liability arises as a result of the negligence or wilful misconduct of Grantee or such person designated by it. For clarification purposes, the indemnity in this Section 2.07 shall apply solely in those instances which Grantee or a Delegate acts as an attorney-in-fact for Grantor for purposes of this Instrument.

         Section 2.08. After Acquired Property Interests. All right, title and interest of Grantor in and to all of the Mortgaged Property, hereafter acquired by Grantor ("After Acquired Property Interests"), immediately upon such acquisition, without any further mortgage, conveyance, assignment or other act by Grantor, shall become subject to the lien of this Instrument as fully and completely, and with the same effect, as though owned by Grantor on the date hereof and specifically described in the granting clauses hereof. Grantor shall execute and deliver to Grantee all such other deeds of trust or mortgages and other agreements as Grantee may require for the purpose of expressly and specifically subjecting such After Acquired Property Interests to the lien of this Instrument. Grantor hereby irrevocably authorizes and appoints Grantee as the agent and attorney-in-fact of Grantor to execute all such documents and instruments on behalf of Grantor, which appointment shall be irrevocable and coupled with an interest, if the Grantor fails or refuses to do so within ten
(10) days after written request therefor by Grantee.

         Section 2.09.     The IDA Lease. Grantor further covenants as follows:

                  (a) During the existence of an Enforcement Event, Grantor shall not modify, change, supplement, alter or amend the IDA Lease in any respect, either orally or in writing, nor shall Grantor terminate, cancel, sever or surrender, or permit or suffer the termination, cancellation, severance or surrender of, the IDA Lease or the Leasehold Estate, nor waive, excuse, condone or in any way release or discharge the fee owner of the Land ("Fee Owner") from the obligations, covenants, conditions and agreements by Fee Owner to be kept, performed, observed or complied with thereunder, and any such action taken by Grantor without the prior written consent of Grantee during the existence of an Enforcement Event shall be void and of no force and effect.

                  (b) During the existence of an Enforcement Event, Grantor shall not, without Grantee's prior written consent, exercise any right to terminate, cancel, sever or surrender the IDA Lease or the Leasehold Estate under any bankruptcy or similar laws providing for the relief of debtors, whether now in effect or hereafter enacted. Without limiting the generality of the foregoing sentence, during the

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existence of an Enforcement Event, Grantor shall not, without Grantee's prior written consent, elect to treat the IDA Lease or the Leasehold Estate as terminated under Section 365 of the United States Bankruptcy Code, after rejection or disaffirmance of the IDA Lease by Fee Owner (whether as debtor in possession or otherwise) or by any trustee of Fee Owner, and any such election made without such consent shall be void and ineffective. The immediately preceding provisions of this paragraph shall not limit the generality of paragraph (a) above.

                  (c) Grantor hereby unconditionally assigns, transfers and sets over unto Grantee all of Grantor's claims and rights to the payment of damages that may hereafter arise as a result of any rejection or disaffirmance of the IDA Lease by Fee Owner (whether as debtor in possession or otherwise) or by any trustee of Fee Owner pursuant to the United States Bankruptcy Code. Grantee shall have and is hereby granted the right to proceed, in its own name or in the name of Grantor, in respect of any claim, suit, action or proceeding relating to the rejection or disaffirmance of the IDA Lease (including, without limitation, the right to file and prosecute, to the exclusion of Grantor, any proofs of claim, complaints, motions, applications, notices and other documents) in any case in respect of Fee Owner under the United States Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until the conditions set forth in Section 5.3 of the Intercreditor Agreement are satisfied. Any amounts received by Grantee as damages arising out of any such rejection or disaffirmance of the IDA Lease shall be applied in accordance with the provisions of the Intercreditor Agreement. Any of the foregoing provisions notwithstanding, so long as there shall exist no Enforcement Event, Grantee shall not exercise its rights under this Section 2.09(c), but rather Grantee shall cooperate with Grantor's efforts to proceed in respect of any claim, suit, action or proceeding relating to the rejection or disaffirmance of the IDA Lease in any case in respect of Fee Owner under the United States Bankruptcy Code.

                  (d) In the event that a petition under the United States Bankruptcy Code shall be filed by or against Grantor and Grantor (whether as debtor in possession or otherwise) or any trustee of Grantor shall decide to reject or disaffirm the IDA Lease pursuant to the United States Bankruptcy Code, Grantor shall give Grantee at least ten (10) days prior written notice of the date on which application shall be made to the court for authority to reject or disaffirm the IDA Lease. Grantee shall have the right, but not the obligation, to serve upon Grantor or such trustee within such ten (10) day period a notice stating that (i) Grantee demands that Grantor (whether as debtor in possession or otherwise) or such trustee assume and assign the IDA Lease to Grantee pursuant to the United States Bankruptcy Code, and (ii) Grantee covenants to cure, or to provide adequate assurance of prompt cure of, all defaults and to provide adequate assurance of future performance under the IDA Lease. In the event that Grantee serves any such notice as provided above, neither Grantor (whether as debtor in possession or otherwise) nor such trustee shall seek to reject or disaffirm the IDA Lease and Grantor (whether as debtor in possession or otherwise) and such trustee shall comply with such demand within thirty (30) days after such notice shall have been given, subject to Grantee's performance of such covenant.

                  (e) In the event that a petition under the United States Bankruptcy Code shall be filed by or against Grantor, and if within thirty (30) days after the date of filing of such petition neither Grantor (whether as debtor in possession or otherwise) nor any trustee of Grantor shall take any affirmative action to assume, reject or disaffirm the IDA Lease pursuant to the United States Bankruptcy Code, then Grantee shall have the right, but not the obligation, to serve upon Grantor or such trustee a notice stating that (i) Grantee demands that Grantor (whether as debtor in possession or otherwise) or such trustee assume and assign the IDA Lease to Grantee pursuant to the United States Bankruptcy Code, and (ii) Grantee covenants to cure, or to provide adequate assurance of prompt cure of, all defaults and to provide adequate assurance of future performance under the IDA Lease. In the event that Grantee serves any such notice as provided above, neither Grantor (whether as debtor in possession or otherwise) nor such trustee shall seek to reject or disaffirm the IDA Lease and Grantor (whether as debtor in possession or otherwise) and such trustee shall comply with such demand within fifteen (15) days after such notice shall have been given, subject to Grantee's performance of such covenant.

                  (f) Grantor hereby assigns, transfers and sets over to Grantee a non-exclusive right to apply to the Bankruptcy Court under Section 365 of the United States Bankruptcy Code for an order extending the period during which the IDA Lease may be rejected, disaffirmed or assumed after the entry of any order for relief in respect of Grantor under Chapter 7 of the Bankruptcy Code.

                  (g) The provisions of this Section 2.09 that purport to provide Grantee certain rights, remedies, privileges and protections, and/or to impose certain obligations, restrictions and limitations upon Grantor (whether as a debtor in possession or otherwise) or any trustee of Grantor, in connection with any action, proceeding, motion or notice commenced or filed by or against Fee Owner or Grantor, or with respect to all or any part of the Property, in connection with any case under the United States Bankruptcy Code shall be limited to the extent any such right, remedy, privilege, protection, obligation, restriction or limitation is prohibited or otherwise not permitted pursuant to the United States Bankruptcy Code or by the court in which such action, proceeding, motion or notice is commenced or filed.

         Section 2.10. Expenses and Costs. Grantor shall, from time to time and promptly on demand by Grantee reimburse to Grantee all costs and expenses (including legal fees) on a full indemnity basis incurred by Grantee and any Delegate in connection with:

         1. the execution, release and discharge of this Instrument and the security created hereby or intended to be created hereby in respect of the Mortgaged Property and the completion of the transactions and perfection of the security contemplated in this Instrument or forming part of the security created hereby or intended to be created hereby in respect of the Mortgaged Property;

         2. the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, Grantee or any Delegate, or any amendment or waiver in respect of this Instrument;

         3. the foreclosure (whether judicial or by power of sale) of any Mortgaged Property; and

         4. the preservation and/or enforcement of the security created hereby or intended to be created hereby in respect of the Mortgaged Property,

which shall carry interest from the date of such demand until so reimbursed at the rate and on the basis as mentioned in Clause 18.4 of the Intercreditor Agreement.

         Section 2.11. Taxes. Trustor shall pay, promptly on demand of Grantee all stamp, registration, notarial and other similar taxes or fees paid or payable by Grantee in connection with any action taken or contemplated by or on behalf of Grantee for perfecting, maintaining, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purpose in relation to this Instrument, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the security created hereby or intended to be created hereby in respect of the Mortgaged Property and shall, from time to time, indemnify Grantee promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by Grantor or any delay by Grantor in paying any such taxes or fees.

                                  ARTICLE III

                                GRANTEE'S RIGHTS

         Section 3.01. Performance of Grantor's Obligations. Grantor agrees that, upon the occurrence of an Enforcement Event, Grantee may, but need not, make any payment or perform any act hereinbefore required of Grantor, in any form and manner deemed expedient. By way of illustration and not in limitation of the foregoing, Grantee may, but need not, (i) make full or partial payments of insurance premiums which are unpaid by Grantor, coordinate liens or encumbrances, if any, (ii) purchase, discharge, compromise or settle any tax lien or any other lien, encumbrance, suit, proceeding, title or claim thereof, or (iii) redeem all or any part of the Real Property from any tax or assessment. All moneys paid for any of the purposes herein authorized and all other moneys advanced by Grantee to protect the Mortgaged Property and the lien hereof shall be additional Secured Obligations and shall become immediately due and payable without notice and shall bear interest thereon at the rate set forth in Clause
18.4 of the Intercreditor Agreement until paid to Grantee in full. In making any payment hereby authorized relating to taxes, assessments or prior or coordinate liens or encumbrances, Grantee shall be the sole judge of the legality, validity and priority thereof and of the amount necessary to be paid in satisfaction thereof.

         Section 3.02. Extension of Lien. If Grantor exercises any applicable option to purchase, right of first refusal or right of first offer to purchase the Land pursuant to the IDA Lease or otherwise acquires the fee interest to the Land, contemporaneously with the consummation of the acquisition of the Land by Grantor, the lien of this Instrument shall be automatically extended to cover and include the Land as part of the Mortgaged Property and thereupon the definitions used herein for "Mortgaged Property" and "Real Property" shall be automatically and immediately deemed to include the Land, and if required by law to create and maintain a security interest on the Land, Grantor shall execute any instrument necessary to effectuate such extension of the lien of this Instrument to encumber the Land.

                                   ARTICLE IV

                                REMEDIES & RIGHTS

         Section 4.01. Remedies of Grantee. Upon the occurrence of an Enforcement Event, Grantee may, without notice to or demand upon Grantor, declare this Instrument to be in default, and, in addition to all other rights and remedies at law or in equity available to Grantee or as otherwise provided for in the Intercreditor Agreement or the Indentures, to the extent permitted by applicable law, the following provisions shall apply:

                  (a) Grantee's Power of Enforcement. It shall be lawful for Grantee to (i) immediately sell the Mortgaged Property, either in whole or in separate parcels, as prescribed by the State law, under power of sale, which power is hereby granted to Grantee to the full extent permitted by the State law, or (ii) immediately foreclose this Instrument by judicial action. The court in which any proceeding is pending for the purpose of sale under or foreclosure of this Instrument if such remedy is taken or any court of competent jurisdiction may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Secured Obligations, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the Secured Obligations hereby secured are made) for the benefit of Grantee, with power to collect the Rents, due and to become due, during such foreclosure suit or proceeding for such sale and the full statutory period of redemption, notwithstanding any redemption. The receiver, out of the Rents, when collected, may pay costs incurred in the management and operation of the Real Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property or the Personal Property, and may pay all or any part of the Secured Obligations or other sums secured hereby or any deficiency decree entered in such foreclosure proceedings. Upon or at any time after the filing of a suit to foreclose this Instrument, the court in which such suit is filed shall have full power to enter an order placing Grantee in possession of the Real Property with the same power granted to a receiver pursuant to this subparagraph and with all other rights and privileges of a mortgagee-in-possession under applicable law. Except as otherwise provided in this Instrument, Grantee may institute an action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement contained herein or in this Instrument, or in aid of the execution of any power granted hereunder or the enforcement of any other appropriate legal or equitable remedy.

                  (b) Grantee's Right to Enter and Take Possession, Operate and Apply Income. Grantee shall, at its option, have the right, acting through its agents or attorneys, either with or without process of law, forcibly or otherwise, to enter upon and take possession of the Real Property, expel and remove any persons, goods, or chattels occupying or upon the same, to collect or receive all the Rents, and to manage and control the same, and to lease the same or any part thereof, from time to time, and, after deducting all reasonable attorneys' fees and expenses actually incurred without regard to statutory presumption, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, distribute and apply the remaining net income in accordance with the terms of the Intercreditor Agreement or upon any deficiency decree entered in any foreclosure proceedings.

                  (c) Sale of Mortgaged Property. Grantee shall, at its option, have the right to effect a trustee's sale of the Mortgaged Property in whole or in part in lieu of judicial foreclosure. Grantee may sell such portion of the Mortgaged Property not theretofore released from the lien of this Instrument as one parcel in its entirety or in any part thereof, either in mass or in parcels, at public vendue, to the highest bidder for cash in the county in which the Mortgaged Property is situated, first giving notice of the time and place of sale, and a description of the property to be sold, by advertisement published as provided by the laws of the State. The Grantee shall deliver to the purchaser at any such trustee's sale its deed, without warranty, which shall convey to the purchaser the interest in the property which the Grantor has or has the power to convey at the time of the execution of this or hereafter. The Grantee's deed shall recite the facts showing that the sale was conducted in compliance with all the requirements of law and of this Instrument, which recital shall be prima facie evidence of such compliance and conclusive evidence thereof in favor of bona fide purchasers and encumbrances for value.

                  (d) Additional Provisions Regarding Power of Sale. (i) In exercising the power of sale herein conferred, the Grantee shall comply with all applicable laws in effect with respect to the exercise of powers of sale contained in deeds of trust as of the date of the commencement of the proceeding. Upon the occurrence of an Enforcement Event, Grantee may sell the Mortgaged Property or any part of the Mortgaged Property at one or more public sale or sales at the usual place for conducting sales of the county in which the Mortgaged Property or any part of the Mortgaged Property is situated, to the highest bidder for cash, in order to pay all or a portion of the Secured Obligations, and all expenses of sale and of all proceedings in connection therewith, including reasonable attorneys' fees actually incurred without regard to statutory presumption, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which sheriff's sales are advertised in said county, all other notice being hereby waived by Grantor. At any such public sale, Grantee may execute and deliver to the purchaser a conveyance of the Mortgaged Property (including, without limitation, Grantor's leasehold estate in the Land, if any) or any part of the Mortgaged Property in fee simple or leasehold, as applicable, with full warranties of title, and to this end Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title and equity that Grantor may have in and to the Mortgaged Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed, and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, and shall not be exhausted by one exercise thereof but may be exercised until the conditions set forth in Section 5.3 of the Intercreditor Agreement are satisfied. In the event of any sale under this Instrument by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels and in such manner or order as Grantee in its sole discretion may elect. The power of sale conferred upon Grantee in this Instrument shall not be exhausted by any one or more sales as to any portion of the Mortgaged Property remaining unsold, but shall continue unimpaired until all of the Mortgaged Property is sold or all of the Secured Obligations is satisfied. At any sale of the Mortgaged Property or any portion thereof pursuant to the provisions of this Instrument, Grantee shall have the right to bid for and purchase the Mortgaged Property being sold, and in such case shall have the right to credit against the amount of the bid made therefor (to the extent necessary) all or any portion of the Secured Obligations then due.

                           (ii)     Notwithstanding the provisions of Section
4.02 of this Instrument, the proceeds of any sale of the Mortgaged Property pursuant to the power of sale contained herein shall be applied first to the costs and expenses of foreclosure, including, but not limited to a Grantee's commission equal to five percent (5%) of the highest bid and to all costs, expenses and reasonable attorneys' fees actually incurred without regard to statutory presumption by the Grantee in connection with such sale, with the remaining proceeds to be applied as provided in Section 4.02 of this Instrument. If a proceeding for sale pursuant to the power of sale contained herein is commenced by Grantee but terminated prior to its completion or is otherwise not completed, the Grantor shall pay all expenses incurred by Grantee, including reasonable attorneys' fees actually incurred without regard to statutory presumption and a partial Grantee's commission equal to the greater of (A) the reasonable time and expense charges of such Grantee and (B) an amount computed on the basis of a percentage of the fair market value of the Mortgaged Property (as such fair market value shall be agreed upon by Grantor and Grantee, or if not agreed upon, then as determined by the Clerk of the Superior Court with jurisdiction over such matters, upon evidence submitted by the parties) in accordance with the following schedule, to wit: one tenth of one percent (.1%) of such fair market value before the Grantee issues a notice of hearing on the right to sell; eleven one hundredths of one percent (.11%) of such fair market value after issuance of said notice; twelve one hundredths of one percent (.12%) of such fair market value after such hearing; and thirteen one hundredths of one percent (.13%) of such fair market value after the initial sale.

                  (e) Discontinuance of Proceedings and Restoration of the Parties. In case Grantee shall have proceeded to enforce any right, power or remedy under this Instrument by foreclosure, entry or otherwise and such proceedings shall have been determined adversely to Grantee, then and in every such case Grantor and Grantee shall be restored to their former positions and rights hereunder; and all rights, powers and remedies of Grantee shall continue as if no such proceeding had been taken subject, however, to any order or rule resulting from such proceeding which is promulgated by a court having proper jurisdiction.

         Section 4.02. Application of the Rents or Proceeds from Foreclosure or Sale. The Rents and the proceeds of any sale (whether through a foreclosure proceeding or Grantee's exercise of the power of sale) shall be distributed and applied in accordance with the terms of the Intercreditor Agreement. Subject to Section 4.01(d)(ii) of this Instrument in any foreclosure of this Instrument by judicial action, or any sale of the Mortgaged Property under the power of sale herein granted, subject to the terms and provisions of the Intercreditor Agreement, there shall be allowed (and included in the decree for sale in the event of a foreclosure by judicial action) to be paid out of the Rents or the proceeds of such foreclosure proceeding and/or sale:

                  (a) Secured Obligations. All of the Secured Obligations and other sums secured hereby which then remain unpaid;

                  (b) Other Advances. All other items advanced or paid by Grantee pursuant to this Instrument, with interest thereon at the rate set forth in Clause 18.4 of the Intercreditor Agreement from the date of advancement; and

                  (c) Costs, Fees and Other Expenses. All court costs, reasonable in-house and outside attorneys' and paralegals' fees and expenses actually incurred without regard to statutory presumption, costs of environmental surveys and guard or other security services, appraiser's fees, advertising costs, notice expenses, expenditures for documentary and expert evidence, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all abstracts of title, title searches and examinations, title guarantees, title insurance policies, surveys, and similar data with respect to title which Grantee may deem necessary. All such expenses shall become additional Secured Obligations and be immediately due and payable, with interest thereon at the rate set forth in Clause 18.4 of the Intercreditor Agreement, when paid or incurred by Grantee in connection with any proceedings, including, but not limited to, probate and bankruptcy proceedings, to which Grantee shall be a party, either as plaintiff, claimant or defendant, by reason of this Instrument or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or sale under the power of sale herein granted.

         Section 4.03. Cumulative Remedies; Delay or Omission Not a Waiver. Each remedy or right of Grantee shall not be exclusive of, but shall be in addition to, every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on the occurrence or existence of any Material Default or Enforcement Event shall impair any such remedy or right or be construed to be a waiver of any such Material Default or Enforcement Event or acquiescence therein, nor shall it affect any subsequent Material Default or Enforcement Event of the same or different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by Grantee. The acceptance by Grantee, any successor administrative agent or any secured party of any payment less than the amount of the Secured Obligation in question shall be deemed to be an acceptance on account only and shall not be construed as a waiver of any Material Default or Enforcement Event with respect thereto, and the acceptance by Grantee, any successor administrative agent or any secured party of any payment of, or on account of, any Secured Obligation shall not be deemed to be a waiver of any Material Default or Enforcement Event other occurrence hereunder or under any Relevant Documents with respect to any other Secured Obligation. If Grantee has proceeded to enforce any remedy or right hereunder or with respect hereto by foreclosure, sale, entry or otherwise, it may compromise, discontinue or abandon such proceeding for any reason without notice to Grantor or any other party (except any other agent, the Secured Creditors or the other secured parties to the extent required by any Relevant Documents); and, if any such proceeding shall be discontinued, abandoned or determined adversely for any reason, Grantor and Grantee shall retain and be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the lien hereof except to the extent any such adverse determination specifically provides to the contrary.

         Section 4.04. Grantee's Remedies against Multiple Parcels. If more than one property, lot or parcel is covered by this Instrument, and if this Instrument is foreclosed upon, or judgment is entered upon any Secured Obligations, or if Grantee effects a trustee's sale under power of sale, execution may be made upon or Grantee may effect a trustee's sale against any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or separately, and at different times or at the same time, and execution sales or trustee's sale herein granted may likewise be conducted separately or concurrently, in each case at Grantee's election.

         Section 4.05. No Merger. In the event of a foreclosure of this Instrument or any other mortgage or deed to secure debt securing the Secured Obligations, the Secured Obligations then due to the Grantee shall not be merged into any decree of foreclosure entered by the court, and Grantee may concurrently or subsequently seek to foreclose one or more other deeds of trust which also secure said Secured Obligations.

         Section 4.06. Waivers by Grantor. To the fullest extent permitted under applicable law, Grantor shall not assert, and hereby irrevocably waives, any right or defense Grantor may have under any statute or rule of law or equity now or hereafter in effect relating to (a) homestead exemption, extension, moratorium, stay, redemption, marshaling of the Mortgaged Property or the other assets of Grantor, sale of the Mortgaged Property in any order or notice of deficiency or intention to accelerate any Secured Obligation, (b) impairment of any right of subrogation or reimbursement, (c) any requirement that at any time any action must be taken against any other party, any portion of the Mortgaged Property or any other asset of Grantor or any other party, (d) any provision barring or limiting the right of Grantee to sell any Mortgaged Property after any other sale of any other Mortgaged Property or any other action against Grantor or any other party, (e) any provision barring or limiting the recovery by Grantee of a deficiency after any sale of the Mortgaged Property, (f) any other provision of applicable law which shall defeat, limit or adversely affect any right or remedy of Grantee or any secured party under or with respect to this Instrument or any other Relevant Documents as it relates to any Mortgaged Property, (g) the right of Grantee to foreclose this Instrument in its own name on behalf of all of the secured parties by judicial action as the real party in interest without the necessity of joining any secured party, or (h) the Guarantees, including, without limitation, notice of existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Grantor or the Issuer, Grantee or any Secured Creditor or on the part of any person whomsoever under the Intercreditor Agreement, this Instrument or any of the other Relevant Documents in connection with any obligation or evidence of indebtedness held by Grantee, as Security Trustee for the Secured Creditors or held by any of the Secured Creditors. Appraisement of the Real Property is hereby expressly waived, at the option of Grantee, which such option shall be executed prior to the time any judgment is tendered at foreclosure.

         Section 4.07. Jurisdiction and Process. (a) To the extent permitted under applicable law, in any suit, action or proceeding arising out of or relating to this Instrument or any other Relevant Documents insofar and only insofar as it relates to any Mortgaged Property, Grantor (i) irrevocably consents to the non-exclusive jurisdiction of any state or federal court sitting in which the Real Property is located and irrevocably waives any defense or objection which it may now or hereafter have to the jurisdiction of such court or the venue of such court or the convenience of such court as the forum for any such suit, action or proceeding, and (ii) irrevocably consents to the service of
(A) any process in accordance with applicable law in any such suit, action or proceeding, or (B) any notice relating to any sale, or the exercise of any other remedy by Grantee hereunder by mailing a copy of such process or notice by United States registered or certified mail, postage prepaid, return receipt requested to Grantor at its address specified in or pursuant to Section 5.01; such service to be effective in accordance with applicable law.

                  (b) Nothing in this Section shall affect the right of Grantee to bring any suit, action or proceeding arising out of or relating to this Instrument, or any other Relevant Documents in any court having jurisdiction under the provisions therein or applicable law or to serve any process, notice of sale or other notice in any manner permitted by this Instrument, the other Relevant Documents or applicable law.

         Section 4.08. Concerning Grantee. (a) Grantee is authorized to take all such action as is provided to be taken by it as Grantee hereunder and all such other action incidental thereto, subject to the terms and provisions of the Intercreditor Agreement. As to any matters not expressly provided for herein (including the timing and methods of realization upon the Mortgaged Property), Grantee shall, in addition, act or refrain from acting in accordance with the terms and provisions of the Intercreditor Agreement. Grantee shall not be responsible for the existence, genuineness or value of any of the Mortgaged Property or for the validity, perfection, priority or enforceability of the lien of this Instrument on any of the Mortgaged Property, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. Grantee shall have the right, but shall have no duty, to ascertain or inquire as to the performance or observance of any of the terms of this Instrument by Grantor.

                  (b) Grantee may, at any time delegate by power of attorney or otherwise to any person(s) or entity(ies) the ability to exercise any or all of the rights, powers and discretions vested in it by this Instrument or appoint any person or entity to act as additional Grantee or as co-trustee for the purpose of this Instrument, in accordance with and subject to the terms of Clause 16 of the Intercreditor Agreement.

                  (c) In the event that Grantee acts as Grantor's attorney in fact or otherwise as its agent as provided for under this Instrument, Grantor shall ratify and confirm all things done and all documents executed by Grantee in the exercise or purported exercise of all or any of such powers or acts.

         Section 4.09.     WAIVERS BY THE GRANTOR. GRANTOR EXPRESSLY:

(A) ACKNOWLEDGES THE RIGHT OF GRANTEE AS SECURITY TRUSTEE FOR THE SECURED CREDITORS, SUBJECT TO THE TERMS HEREOF, TO ACCELERATE THE SECURED OBLIGATION AND ANY OTHER INDEBTEDNESS SECURED HEREBY AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE MORTGAGED PROPERTY BY NONJUDICIAL FORECLOSURE UPON AN ENFORCEMENT EVENT WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS INSTRUMENT; (B) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS INSTRUMENT AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALLING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS INSTRUMENT AND ANY AND ALL QUESTIONS OF GRANTOR REGARDING THE LEGAL EFFECT OF THIS INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR, AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING THIS INSTRUMENT AND INITIALING THIS SECTION 4.09; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR

HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION AND THAT THIS INSTRUMENT IS VALID AND ENFORCEABLE BY GRANTEE AGAINST GRANTOR IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

                                                              __________________
                                                              Grantor's Initials

                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.01. Notices. Except as otherwise provided herein, all communication required or permitted to be given in connection with this Instrument shall be in writing, and shall be given or served in the manner and to the address, and deemed received, as provided in clause 20 of the Intercreditor Agreement.

         Section 5.02. Extension of Payments and Other Modifications. Grantor agrees that, without affecting the liability of any person for payment of the Secured Obligations or affecting the lien of this Instrument upon the Mortgaged Property or any part thereof (other than persons or property explicitly released as a result of the exercise by Grantee of its rights and privileges hereunder), Grantee may (without obligation), at any time and from time to time, on request of the Grantor made in accordance with the terms and provisions of the Intercreditor Agreement, without notice to any person liable for payment of any Secured Obligations or to any other person or entity, extend the time, or agree to alter or amend the terms of payment of such Secured Obligations; provided, however, that such actions of the Grantee are expressly limited by the terms and provisions of the Intercreditor Agreement. Grantor further agrees that any part of the security herein described may be released with or without consideration without affecting the remainder of the Secured Obligations, the remainder of the security or the lien of this Instrument.

         Section 5.03. Governing Law. Grantor agrees that this Instrument is to be construed, governed and enforced in accordance with the laws of the State. Wherever possible, each provision of this Instrument shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Instrument shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Instrument.

         Section 5.04. Satisfaction of Mortgage. Upon satisfaction of the conditions set forth in Section 5.3 of the Intercreditor Agreement, this conveyance or lien shall be null and void and, upon demand therefor following such payment, a satisfaction of mortgage or reconveyance of the Mortgaged Property and any other documents required to release the lien of this Instrument shall promptly be provided by Grantee to Grantor, at Grantor's sole expense, without recourse to, or any representation or warranty by, the Grantee or any of its nominees.

         Section 5.05. Successors and Assigns Included in Parties. This Instrument shall be binding upon the Grantor and upon the successors, assigns and vendees of the Grantor and shall inure to the benefit of the Grantee's successors and assigns and any principals it represents as agent; all references herein to the Grantor and to the Grantee shall be deemed to include their successors and assigns and, as to Grantee, any principals it represents as agent. Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Grantor. Wherever used, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

         Section 5.06. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Grantor agrees, to the full extent permitted by law, that in case of an Enforcement Event, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, or extension laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereat, and Grantor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof and agrees that Grantee, or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety. Grantor represents that it has been authorized to, and Grantor does hereby waive to the full extent permitted by law any and all statutory or other rights of redemption from sale under power of sale or from sale under any order or decree of foreclosure of this Instrument, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof.

         Section 5.07. Interpretation with Other Documents. Notwithstanding anything in this Instrument to the contrary, (a) in the event of a conflict or inconsistency between this Instrument and the provisions of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall govern and (b) the exercise of any right or remedy by Grantee under this Instrument shall be done in accordance with and is subject to the terms and provisions of the Intercreditor Agreement.

         Section 5.08. Future Advances. The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Instrument shall secure unpaid balances of loan advances and other extensions of credit made after this Instrument is delivered to the appropriate recording offices of the State, whether such advances or extensions of credit made are obligatory or otherwise, and such future advances or extensions of credit shall be secured to the same extent as if such advances or extensions of credit were made on the date hereof, although there may be no advance or extensions of credit made at the time of the execution hereof and although there may be no indebtedness outstanding at the time any advance or extension of credit is made. Such unpaid balances of loan advances and other extensions of credit may or may not be evidenced by notes executed pursuant to the applicable Relevant Documents.

         Section 5.09. Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained in this Instrument shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein or in any other Relevant Documents shall not be in any way affected, prejudiced or disturbed thereby. In the event that the application of any of the covenants, agreements, terms or provisions of this Instrument is held to be invalid, illegal or unenforceable, those covenants, agreements, terms and provisions shall not be in any way affected, prejudiced or disturbed when otherwise applied.

         Section 5.10. Changes. Neither this Instrument nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent permitted by law, any agreement hereafter made by Grantor and Grantee relating to this Instrument shall be superior to the rights of the holder of any intervening lien or encumbrance.

         Section 5.11. Marshalling of Assets. Notice is hereby given that no holder of any mortgage, lien or other encumbrance affecting all or a part of the Mortgaged Property which is inferior to the lien of this Instrument shall have any right to require the Grantee to marshal assets.

         Section 5.12. Time of Essence. Time is of the essence with respect to the provisions of this Instrument.

         Section 5.13. Relevant Documents Revisions. In this Instrument, references to this Instrument or to easement agreements, Leases, the Intercreditor Agreement, and any other Relevant Documents include all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications, to the extent applicable, and any refinancings and refundings thereof, in whole or in part.

         Section 5.14. WAIVER OF JURY TRIAL. GRANTOR AND GRANTEE EXPRESSLY AND VOLUNTARILY WAIVE ANY AND ALL RIGHTS, WHETHER ARISING UNDER THE UNITED STATES OR ANY STATE CONSTITUTION, ANY RULES OF CIVIL PROCEDURE, COMMON LAW OR OTHERWISE, TO DEMAND A TRIAL BY JURY IN ANY ACTION, LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS INSTRUMENT OR THE OTHER RELEVANT DOCUMENTS, ANY AGREEMENTS ARISING UNDER OR RELATING TO THIS INSTRUMENT, ANY MORTGAGED PROPERTY SECURING THE SECURED OBLIGATIONS, OR THE DEALINGS OR RELATIONSHIPS BETWEEN GRANTOR AND GRANTEE. NEITHER GRANTOR NOR GRANTEE, INCLUDING ANY ASSIGNEE OR SUCCESSOR OF GRANTOR OR GRANTEE, SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION. NEITHER GRANTOR NOR GRANTEE SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION WHEN A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER GRANTOR NOR GRANTEE HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         Section 5.15. Reduction of Secured Amount. In the event that the maximum principal amount secured by this Instrument is less than the aggregate Secured Obligations then the amount secured hereby shall be reduced only by the last and final sums that the Grantor repays with respect to the Secured Obligations and shall not be reduced by any intervening repayments of the Secured Obligations. So long as the balance of the Secured Obligations exceeds the amount secured hereby, any payments of the Secured Obligations shall not be deemed to be applied against, or to reduce, the portion of the Secured Obligations secured by this Instrument. Such payments shall instead be deemed to reduce only such portions of the Secured Obligations as are secured by deeds of trust or mortgages encumbering real property located outside the State of Georgia which secure the entire Secured Obligations (except to the extent, if any, that specific deeds of trust or mortgages in such states contain specific limitations on the amount secured).

         Section 5.16. Security Title: In addition, notwithstanding any references to the Grantor conveying a "lien" on the Mortgaged Property to the Grantee, this Instrument (a) shall operate for all purposes as a deed to secure debt under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage; and (b) is to be construed as a deed passing title to the Mortgaged Property to Grantee, subject to reconveyance, rather than as the mere placement of a lien upon the Land.

         Section 5.17. Property Not a Dwelling. Grantor agrees that no portion of the property is used as a dwelling place by Grantor at the time this Instrument is entered into, and accordingly, the notice requirements of O.C.G.A. Section 44-14-162.2 shall not be applicable to any exercise of the power of sale contained in this Instrument.

         Section 5.18. Board Resolution of Grantor. Attached hereto as Exhibit C is a true and correct copy of the unanimous written consent of the board of directors of Grantor approving this Instrument and authorizing the person executing this Instrument to do so on behalf of Grantor.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, this Instrument is executed as of the day and year first above written by the person identified below on behalf of Grantor (and said person hereby represents that he or she possesses full power and authority to execute this Instrument).

                  THE GRANTOR HEREBY DECLARES AND ACKNOWLEDGES THAT THE GRANTOR HAS RECEIVED, WITHOUT CHARGE, A TRUE COPY OF THIS INSTRUMENT.

                                               GRANTOR:

Signed, sealed and delivered in the            MARCONI COMMUNICATIONS, INC.
presence of:                                   a Delaware corporation

________________________________________
Witness GLENN R. HACKER                        By: _____________________________
                                                   Name:  PATRICIA A. HOFFMAN
________________________________________           Title: AUTHORIZED SIGNATORY
Notary Public TERESA M. DARZIN

My Commission Expires: _________________

                             5/19/03

        [NOTARIAL SEAL]
(TERESA M. DARZIN OFFICIAL SEAL)

                                    EXHIBIT A

                                                       Troup County, Georgia
                                                       104 Wiley Road
                                                       La Grange, Georgia  30240

                          Legal Description of the Land

All that tract or parcel of land lying and being in Land Lot 206, 6th District, LaGrange, Troup County, Georgia containing 26.561 acres and described as follows:

Commencing at an iron pin found marking the intersection of the north line of Land Lot 207, and the east line of the right of way of CSX Railroad (200' right of way), run thence S 89 (degree) 28' E along the north line of Land Lot 207 and 206 2699.32' to the point of beginning of the tract herein described. Continue along the north line of Land Lot 206 S 89 (degree) 28' E 1150.38' to a point marking the west right of way of Wiley Road (100' right of way), run thence along the west right of way of Wiley Road along the acre of a curve 739.69' having a chord bearing of S 24 (degree) 53' W for a chord distance of 722.52' to a point, continue along the right of way of Wiley Road S 46(degree) 21' W 872.50' to the point of intersection of the northwest right of way of Wiley Road and the north right of way of Piedmont Circle (80' right of way); run thence along the north right of way of Piedmont Circle along the arc of a curve 477.71' having a chord bearing of N 65(degree) 41' W for a chord distance of 476.80' to a point; run thence N 00 (degree)32' E 573.92' to a point; run thence N 45(degree) 32' E 296.45' to a point; run thence N 00 (degree) 32' E 290.38' to the point of beginning.

                                    EXHIBIT B

                           Permitted Title Exceptions

1. Taxes and assessments for the year 2003, and subsequent years, not yet due and payable.

2. Matters as shown on that certain survey prepared by J. Hugh Camp & Associates dzated September 18, 1996, discloses the following:

                  a. 50 foot front building line from Wiley Road;

                  b. 35 foot side and rear building lines;

                  c. Retention pond located on the southeasterly corner of subject property; and

                  d. Power poles, lines fire hydrants, valves and other utility apparatus located throughout subject property.

3. Protective Covenants by Development Authority of LaGrange, dated June 22, 1973, filed for record June 22, 1973 and recorded in Deed Book 290, Page 208, Troup County, Georgia records; as affected by that certain Acknowledgment and Waiver by Development Authority of LaGrange in favor of Alcan Aluminum Corporation and First American Title Insurance Company, dated June 25, 1992, filed for record June 25, 1992 and recorded in Deed Book 606, Page 283, aforesaid records; as subordinated by that certain Subordination Agreement by the Development Authority of LaGrange in favor of Clark W. Miller, Benjamin J. Bowden, William L. Brown, Robert E. Flanerty, Richard D. Hill, Donald L. Miller, George E. Phalen and Gabe E. Romeo, as Trustees of FNB Financial Company, a Massachusetts business trust, dated April 23, 1980, filed for record April 23, 1980 and recorded in Deed Book 373, Page 86, aforesaid records; as further affected by that certain Waiver of Covenant by the Development Authority of LaGrange, dated March 28, 1983, filed for record March 28, 1983 and recorded in Deed Book 408, Page 102, aforesaid records; as affected by that certain Limited Waiver of Covenant by the Development Authority of LaGrange, dated March 4, 1991, filed for record April 10, 1991 and recorded in Deed Book 575, Page 170, aforesaid records.

4. Easement reserved in that certain Warranty Deed from Development Authority of LaGrange to The Sherwin-Williams Company, an Ohio corporation, dated September 11, 1987, filed for record September 11, 1987 and recorded in Deed Book 497, Page 508, Troup County, Georgia records.

5. Easement from Development Authority of LaGrange, Georgia to BellSouth Telecommunications, Inc., a Georgia Corporation, dated June 1, 1998, filed for record June 11, 1998 and recorded in Deed Book 800, Page 728, aforesaid records.

6. Matters shown on Plat recorded at Plat Book 29, Page 70; and on Plat recorded at Plat Book 29, Page 191, aforesaid records.

7. UCC Financing Statement from Marconi Communications, Inc., as debtor, to The Law Debenture Trust Corporation, as security trustee, to be filed in Troup County.

8. UCC Financing Statement from Marconi Communications, Inc., as debtor, to The Law Debenture Trust Corporation, as security trustee, to be filed in Troup County.

                                    EXHIBIT C

                           Board Resolution of Grantor

                                 (See Attached)

       ACTION BY THE BOARD OF DIRECTORS OF MARCONI COMMUNICATIONS, INC. BY
      UNANIMOUS WRITTEN CONSENT WITHOUT A MEETING UNDER SECTION 141 (f) OF
              THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

The undersigned being all of the directors of Marconi Communications, Inc., a Delaware corporation (the CORPORATION), unanimously consent in writing to the adoption of the following resolutions. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Security Trust and Intercreditor Deed.

1.       US RESTRUCTURING

BACKGROUND

(1) The Corporation, as an indirect, wholly-owned subsidiary of Marconi Corporation plc (CORP) and Marconi plc (PLC) (each organized under the laws of England and Wales), is involved in the restructuring of the existing financial obligations of Corp and Plc. The restructuring is designed to place Corp, Plc and their subsidiaries (together, the MARCONI GROUP) in a more stable financial situation and provide for their survival as going concerns.

(2) Corp is issuing guaranteed secured notes due 2008 (the NOTES) to its creditors as part of the financial restructuring. As an absolute precondition to the issuance of the Notes, the Corporation, as a subsidiary of Corp, is required by the bank and bondholder committees overseeing the reorganization to provide upstream guarantees of Corp's liabilities under the Notes (the GUARANTEES) and a new L50 million committed revolving bonding facility (the BONDING FACILITY). The Corporation is required to provide security for its obligations under the Guarantees and the Bonding Facility (the SECURITY).

(3) As a subsidiary of Corp and Plc, the Corporation will receive indirect financial benefit from the issuance of the Notes, the provision of the Guarantees and the Security and the successful completion of the restructuring and survival of the Marconi Group.

(4) The board of directors of the Corporation has determined that it is in the best interests of the Corporation to support the proposed restructuring of the Marconi Group by issuing the Guarantees and the Security and entering into the following agreements (the AGREEMENTS) as part of the financial restructuring. Capitalized terms used in this Section (4) shall have the meanings assigned to them in each respective agreement. All of the Agreements will be entered into on or about the date of the issuance of the Notes.

         - Stock Pledge Agreement relating to shares in Marconi Communications Technology, Inc., Marconi Communications Federal, Inc., Marconi Acquisition, Corp, Marconi Communications C.A., Inc., Gnome Inc., Nemesys Holding Company, ALANTEC International Inc., Custom Telecom Contractors, Inc., Marconi Networks Worldwide, Inc., Gnome, Inc., Inviscid Networks, Inc., Sphere Communications Inc. and Marconi Intellectual Property (Ringfence) Inc., between the Corporation as pledgor and the Security Trustee, as pledgee;

         - Memorandum of Deposit of Shares as Security to be expected by the Corporation in respect of its shareholding in Marconi Communications Optical Networks Limited;

         - Notarial Deed of Pledge of shares among the Corporation, as pledgor, and Marconi Communications B.V., as the company, and the Security Trustee as pledgee;

         - Memorandum of Deposit of Shares as Security to be executed by the Corporation in respect of its shareholding in RELTEC Mexico S.A. de C.V.;

         - Indemnity Leasehold Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing over Property located at 104 Wiley Road, LaGrange, Georgia 30240 between the Corporation and the Security Trustee dated as of the 15th day of May and effective as of the 19th of May, 2003, together with two UCC fixture filings relating thereto;

         - Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing over 4350 Weaver Parkway, Warrenville, Illinois 60555 between the Corporation and the Security Trustee dated as of the 15th day of May and effective as of the 19th May, 2003, together with two UCC fixture filings relating thereto;

         - Deed of Trust, Assignment of Leases, Security Agreement, Financing Statement and Fixture Filing over property located at 956 North Broadway Extended, Greenville, Mississippi 38702 between the Corporation and the Security dated as of the 15th day of May and effective as of the 19th of May, 2003, together with a UCC fixture filing relating thereto;

         - Assignment of Rents related to the property located at 956 North Broadway Extended, Greenville, Mississippi 38702 between the Corporation and the Security Trustee dated as of the 15th day of May and effective as of the 19th May, 2003;

         - Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing over property located at Evergood, 32 S Welcome Center Blvd, Welcome, North Carolina 27374 between the Corporation and the Security Trustee dated dated as of the 15th day of May and effective as of the 19th of May, 2003, together with a UCC fixture Filing relating thereto;

         - Open-End Mortgage (Leasehold), Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filingover property located at Taylor Woods Industrial Park, Phase 3, North Ridgeville, Ohio 44039 between the Corporation and the Security Trustee dated as of the 15th day of May and effective as of the 19th of May, 2003, together with a UCC fixture filing relating thereto;

         - Second Open-End Mortgage, Assignment of Leases and Rents and Security Agreement over property located at 1000 Marconi Drive, Warrendale, Pennsylvania 15086 between the Corporation and the Security Trustee dated as of the 15th day of May and effective as of the 19th of May, 2003, together with a UCC fixture filing relating thereto;

         - Deed of Trust, Assignment of Leases, Security Agreement, Financing Statements and Fixture Filing over property located at 8065 Freeport Parkway, Irving, Texas 75080 between the Corporation and the Security Trustee dated as of the 15th day of May and effective as of the 19th of May, 2003, together with a UCC fixture filing relating thereto;

         - Assignment of Rents related to the property located at 8065 Freeport Parkway, Irving, Texas between the Corporation and the Security Trustee dated as of the 15th day of May and effective as of the 19th of May, 2003;

         - written resolution of the Corporation in its role as the sole shareholder of Marconi Communications B.V., through which the Corporation approves the resolutions of the board of managing directors of Marconi Communications B.V. pursuant to the requirements of Dutch law;

         - Deposit Account Control Agreement between the Corporation, as pledgor and the Security Trustee, as pledgee and JPMorgan Chase, as Depository, through which the Security Trustee's security interest in the Corporation's various bank accounts will be perfected;

         - Deposit Account Control Agreement between the Corporation, as pledgor and the Security Trustee, as pledge and JPMorgan Chase, as Depository, through which the Security Trustee's security interest in the Corporation's various bank accounts will be perfected;

         - Deposit Account Control Agreement among the Corporation, as pledgor, and the Security Trustee, as pledgee, and Federated Shareholder Services Company, as Depository, through which the Security Trustee's security interest in the Corporation's various bank accounts will be perfected;

         - Security agreement among the Corporation and other Guarantors, as Pledgors and the Security Trustee, as secured party, which will take a security interest in and mortgage on, whether now owned or hereafter acquired, and all proceeds and products thereof: all personal property and fixture, including without limitation all goods (including without limitation inventory, equipment and any accessions thereto), instruments (including without limitation promissory notes), documents, accounts (including without limitation health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), money, tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including without limitation all intellectual property, insurance policies and payment intangibles);

         - Senior Note Guarantee among the Corporation, the parties listed therein as Guarantors, The Law Debenture Trust Corporation Plc as security trustee, the note trustee and each noteholder, pursuant to which the Corporation and the Guarantors agree to guarantee the punctual payment and performance when due of all principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable by the Obligors under the Senior Notes and the Senior Note Indenture;

         - Junior Note Guarantee among the Corporation, the parties listed therein as Guarantors, The Law Debenture Trust Corporation Plc as security trustee, the note trustee and each noteholder, pursuant to which the Corporation and the Guarantors agree to guarantee the punctual payment and performance when due of all principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable by the Obligors under the Junior Notes and the Junior Note Indenture;

         - Composite Guarantee among the Corporation, the parties listed therin as Guarantors and The Law Debenture Trust Corporation Plc as security trustee; pursuant to which the Corporation and the Guarantors agree to guarantee the punctual payment and performance when due of all principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable by the Obligors under the Guaranteed Documents;

         - Security Trust and Intercreditor Deed among, amongst others, the Corporation, Corp as issuer, the parties listed therein as Guarantors, The Law Debenture Trust Corporation p.l.c. as security trustee, Law Debenture Trust Company of New York as senior note trustee, JPMorgan Chase Bank as junior note trustee, HSBC Bank plc as new bonding facility agent, The Bank of New York as depository, principal paying agent and registrar and certain intra-group creditors and borrowers;

         - Senior Note Indenture among the Corporation, the parties listed therein as Guarantors, Plc as issuer and The Law Debenture Trust Corporation Plc as trustee, pursuant to which Plc issues its Guaranteed Senior Secured Notes and the Guarantors agree to guarantee the punctual payment and performance when due of all principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable by the Obligors under the Senior Notes and the Senior Note Indenture;

         - Junior Note Indenture among the Corporation, the parties listed therein as Guarantors, Plc as issuer and The Law Debenture Trust Corporation Plc as Trustee, pursuant to which Plc issues its Guaranteed Junior Secured Notes and the Guarantors agree to guarantee the punctual payment and performance when due of all principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable by the Obligors under the Junior Notes and the Junior Note Indenture;

         - Agency Agreement among The Bank of New York (the trustee for the Senior Notes and the Junior Notes), the Corporation, each of the other Guarantors and Corp, pursuant to which they appoint The Bank of New York as the Paying Agent and Registrar with respect to the Senior Notes and the Junior Notes, in connection with the execution and delivery of the Senior Note Indenture and the Junior Note Indenture;

         - Patent Assignment Agreement among the Corporation, Marconi Intellectual Property (Ringfence) Inc. (the ASSIGNEE), ALANTEC International, Inc. (an ASSIGNOR), Marconi Communications Technology, Inc. (also an Assignor, and together wit the Corporation and ALANTEC International, Inc., the ASSIGNORS), pursuant to which the Assignors will assign all of their rights, title and interest in certain intellectual property to the Assignee;

         - Patent Assignment Agreement among the Corporation and Marconi Intellectual Property (US), Inc. (the ASSIGNEE), pursuant to which the Corporation will assign all of its rights, title and interest in certain intellectual property to the Assignee;

         - Patent Licence Agreement among the Corporation, Crop (also a LICENSEE, and together with the Corporation, LICENSEES) and Marconi Intellectual Property (Ringfence) Inc. (the LICENSOR), pursuant to which the Licensor will license certain intellectual property and delegate day-to-day management of certain intellectual property rights to the Licensees;

         - Group License Agreement among the Corporation and other members of the Marconi Group, under which the Corporation grants certain rights to the other companies in the Marconi Group to use certain intellectual property rights owned by the Corporation;

         - Deed of Variation among the Corporation, Marconi Communications Limited, Marconi Communications S.p.A. and Marconi Communications GmbH, pursuant to which the parties thereto amend the research and development cost sharing agreement under which they agreed to share the costs and risks of research and development services or activities in return for certain licences to exploit technology that would be produced by such services or activities; and

         - Subordination and Intercreditor Agreement among Liberty Funding L.L.C. (as SENIOR LENDER), The Law Debenture Trust Corporation p.l.c. as Security Trustee and the Corporation, relating to the Loan Agreement between the Senior Lender and the Corporation.

(5) Each of the directors has reviewed the current drafts of the Agreements.

IT IS THEREFORE:

RESOLVED, that the Agreements, the execution, delivery and performance of the Agreements by the Corporation and each transaction effected or to be effected pursuant to the terms and conditions of the Agreements be, and hereby are, authorized and approved, and that Patricia A. Hoffman, Glenn R. Hacker, Mary Skelly, Charles Shepherd, William Johnson, Chris Holden, Craig Donaldson and Kevin Smith (collectively, the AUTHORIZED SIGNATORIES) be, and each hereby is, acting individually, authorized and empowered on behalf and in the name of the Corporation, to negotiate, execute and deliver and perform the Agreements substantially in the form of the drafts of the Agreements presented to the directors, with such changes as any Authorized Signatory shall approve, and that any Authorized Signatory's execution or signing, on the Corporation's behalf, of the Agreements shall be conclusive evidence of his or her approval of the Agreements in the form so executed or signed and of any changes they contain and of the authorization and ratification by this board of directors of the Agreements in the forms so executed or signed, and that any and all prior acts done or purported to be done by any Authorized Signatory in connection with the Agreements or the transactions contemplated therein are hereby ratified and confirmed;

RESOLVED, that reference to Miranda Communications, Inc. in the resolutions duly adopted by the board of directors of the Corporation by unanimous written consent dated March 24, 2003 (the MARCH RESOLUTIONS) (attached as Schedule 1) shall be read as Marconi Communications, Inc., and that the term Miranda in the March Resolutions shall be read as Marconi.

RESOLVED, that the Authorized Signatories, in order to carry out and effectuate the full purposes of the foregoing resolution, be, and each hereby is, acting individually, authorized to take all such further actions, execute or sign such additional agreements, certificates, instruments and documents in such form as the Authorized Signatory executing the same shall approve, and to pay all such fees and expenses as any Authorized Signatory, acting individually, may deem necessary or desirable, and that any Authorized Signatory's execution or signing, on the Corporation's behalf, of any such agreement, certificate, instrument or other document shall be conclusive evidence of his or her approval and of its authorization and ratification by this board of directors.

2.       US RINGFENCING

BACKGROUND:

(1) An approval paper for the US Ringfencing has been presented to and considered by the board of directors of the Corporation. The US Ringfencing is a component of the restructuring of plc and Corp. The overall purpose and effect of the US Ringfencing is to contractually separate or "ringfence" the US Core Businesses (i.e. the BBRS Business, the North American Access Business and the Outside Plant and Power Business) which are held in subsidiaries of the Corporation from the rest of the Marconi Group.

(2) The following documents have been presented to and considered by the board of directors of the Corporation;

         (a) a draft Relationship Agreement to be entered into between Corp and the Corporation (the RELATIONSHIP AGREEMENT) that deals with services and cost allocations that cross the "ringfence";

         (b)      various draft Confirmations (the CONFIRMATIONS) as set out in
                  Schedule 1 to be entered into by the Corporation pursuant to the Relationship Agreement; and

         (c) a draft Inter Company Terms and Conditions for the sale of equipment and software supply and support services across the "ringfence" (the INTER COMPANY TS&CS) to be entered into by the Corporation.

The Relationship Agreement, the Confirmations and the Inter Company ts&cs seek to ensure that services and cost allocations that cross the "ringfence" are provided and apportioned on an arm's length basis so as to comply with the terms of the Notes.

(3) Accordingly, the board of directors of the Corporation had determined that it is in the best interests of the Corporation to enter into the Relationship Agreement, the Confirmation and the Inter Company ts&cs (the DOCUMENTS) and to carry out the transactions set forth therein.

(4)      Each of the directors has reviewed the current drafts of the Documents.

IT IS THEREFORE:

RESOLVED, that the Documents, the execution, delivery and performance of the Documents by the Corporation and each transaction effected or to be effected pursuant to the terms and conditions of the Documents be, and hereby are, authorized and approved, and that Mary Skelly, Charles Shepherd, William Johnson, Chris Holden, Craig Donaldson and Kevin Smith (collectively, the US RINGFENCING AUTHORIZED SIGNATORIES) be, and each hereby is, acting individually, authorized and empowered on behalf and in the name of the Corporation, to negotiate, execute and deliver and perform the Documents substantially in the form of the drafts of the Documents presented to the directors, with such changes as any US Ringfencing Authorized Signatory shall approve, and that any US Ringfencing Authorized Signatory's execution or signing, on the Corporation's behalf, of the Documents shall be conclusive evidence of his or her approval of the Documents in the form so executed or signed and of any changes they contain and of the authorization and ratification by this board of directors of the Documents in the forms so executed or signed, and that any and all prior acts done or purported to be done by any US

Ringfencing Authorized Signatory in connection with the Documents or the transactions contemplated therein are hereby ratified and confirmed;

RESOLVED, that the US Ringfencing Authorized Signatories, in order to carry out and effectuate the full purposes of the foregoing resolution, be, and each hereby is, acting individually, authorized to take all such further actions, execute or sign such additional agreements, certificates, instruments and documents in such form as the US Ringfencing Authorized Signatory executing the same shall approve, and to pay all such fees and expenses as any US Ringfencing Authorized Signatory, acting individually, may deem necessary or desirable, and that any US Ringfencing Authorized Signatory's execution or signing, on the Corporation's behalf, of any such agreement, certificate, instrument or other document shall be conclusive evidence of his or her approval and of its authorization and ratification by this board of directors.

RESOLVED, that the Secretary of the Corporation is hereby authorized to certify to the names of the current officers of this Corporation and other persons authorized to sign for it (including, without limitation, persons to whom such officers or authorized persons have delegated their authority) and the offices respectively held by them, if any, together with specimens of their signatures, and in case of any change of a holder of an office or of an authorized person, the fact of such change and the name of the new officer or authorized person, and the office held by such person, together with a specimen of such person's signature; and each of the Senior Note Trustee and the Junior Note Trustee be, and each of them is, authorized to honor any notices, agreements or other documents signed by a person in respect of whom it has received any such certificate.

RESOLVED, that the secretary of the Corporation is directed to file this consent and these resolutions in the minute book of the Corporation.

This consent may be executed in one or more counterparts, all of which taken together, shall constitute a single executed original.

Dated as of May 15, 2003.

                                                                  ______________
                                                         GLENN R. HACKER
                                                                  ______________
                                                         PATRICIA A. HOFFMAN

                                   SCHEDULE 1

1. Confirmation between the Company as Service Provider and Receiving Entity and Marconi Inc. as Service Provider and Receiving Entity.

2. Confirmation between the Company as Service Provider and Receiving Entity and Greensboro Associates Inc. as Service Provider and Receiving Entity.

3. Confirmation between the Company as Service Provider and Receiving Entity and Metapath Software International Inc. as Service Provider and Receiving Entity.

4. Confirmation between the Company as Service Provider and Marconi Acquisition Corporation as Receiving Entity.

5. Confirmation between the Company as Service Provider and Regents Place Inc. as Receiving Entity.

6. Confirmation between the Company as Service Provider and Systems Management Specialists, Inc. as Receiving Entity.